UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 3, 2015, Daniel Tierney, a member of the board of directors (the “Board”) of KCG Holdings, Inc. (the “Company”), informed the Company of his resignation from his position as a member of the Board and the Board committees on which he served, effective as of such date. The decision by Mr. Tierney to resign did not involve any disagreement with the Company, the Company’s management or the Board.

(d) On December 3, 2015, the Board increased its size to ten directors and elected Alastair Rampell and Debra Chrapaty (together, the “New Directors”) as directors of the Company to fill the vacancies created by the resignation of Mr. Tierney and the increase in the size of the Board.

In addition, the Board, based on the recommendations of its Nominating and Corporate Governance Committee, approved the following Board committee appointments:

•	Mr. Rampell as a member of the Finance and Audit Committee; and

•	Ms. Chrapaty as a member of the Risk Committee.

The New Directors will participate in the same compensation policy as each of the Company’s other non-employee directors. Under such policy, upon commencing service on the Board, each New Director was awarded an initial grant of 6,212 restricted stock units (“RSUs”) (having an aggregate grant date fair value of $80,000) and a cash retainer of $35,287.67, the annual cash retainer of $80,000 prorated for the period from the date of election of the New Directors to the Company’s 2016 Annual Meeting of Stockholders.

A copy of the press release announcing the appointment of the New Directors and the resignation of Mr. Tierney is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On December 3, 2015, the Board approved an amendment and restatement of the Company’s Amended and Restated By-Laws to:

•	remove Article V, which set forth special governance policies and procedures for the Company from the effective time of the strategic business combination of Knight Capital Group, Inc. and GETCO Holding Company, LLC that formed KCG on July 1, 2013 and for the three-year period thereafter (which would have otherwise expired on July 1, 2016), in its entirety; and

•

add a new Article VIII, Section 5, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The Amended and Restated By-Laws were also amended to remove cross references relating to the former Article V and to make certain other non-substantive technical and clarifying changes throughout the Amended and Restated By-Laws.

This description of the amendment and restatement of the Company’s Amended and Restated By-Laws is qualified in its entirety by the Company’s Second Amended and Restated By-Laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of the Company, dated December 3, 2015.

99.1	Press Release of KCG Holdings, Inc., issued on December 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: December 4, 2015	By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of the Company, dated December 3, 2015.

99.1	Press Release of KCG Holdings, Inc., issued on December 3, 2015.